Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES

2013 FIRST QUARTER FINANCIAL RESULTS

Virginia Beach, VA – May 15, 2013 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), today reported financial results for the three month period ended March 31, 2013.

2013 First Quarter Summary of Activities

•	Property portfolio occupancy rate of 94.3%

•

The Company signed a contract to purchase Bixby Commons, a 75,000 square foot free-standing retail property located in Bixby, Oklahoma for the purchase price of approximately $10.6 million. Principle tenant is Associated Wholesale Grocers, Inc., and is secured under an initial 20-year lease term.

•	For the three month period, the Company’s Board of Directors declared monthly cash dividends of approximately $0.035 per a share.

2013 First Quarter Financial Highlights

•

Wheeler reported Funds from Operations (“FFO”) for the three month period ended March 31, 2013 of $168,794, or $0.05 per basic and diluted share. Same store total FFO was negative $261,103, primary due to the added corporate general and administrative expenses related to operating as a publicly traded company. While new store total FFO was $429,897 for the period.

•	Total revenue for the first quarter of 2013 was $1.6 million. Same store revenue was $497,772 for the period ended March 31, 2013 and new store revenue was approximately $1.1 million.

•	Property net operating income (“NOI”) was $1.3 million for the quarter ended March 31, 2013. Same store NOI was approximately $397,638, while new store NOI was approximately $919,576.

•	Net loss attributable to Wheeler REIT for common stockholders for the period ended March 31, 2013 was $433,682, or $0.13 per basic and diluted share.

•

Total operating expense was $1.5 million for the first quarter of 2013. New stores operating expenses were $824,391, while same store operating expenses were $723,235 for the period ended March 31, 2013.

Additional “same store” and “new store” information is included in the accompanying tables.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding non-GAAP financial measures. A reconciliation of non-GAAP financial measures is included in the accompanying financial tables.

Wheeler Real Estate Investment Trust	Page 2
May 15, 2013

Portfolio Summary

Property	Location	Year Built/Renovated	GLA	% Leased
Amscot Building	Tampa, FL	2004	2,500	100%
Harps Food Store	Grove, OK	2012	31,500	100%
Lumber River Village	Lumberton, NC	1985/1997-98/2004	66,781	100%
Monarch Bank	Virginia Beach, VA	2002	3,620	100%
Perimeter Square	Tulsa, OK	1982-1983	58,277	95.7%
Riversedge North	Virginia Beach, VA	2007	10,550	100%
Shoppes at TJ Maxx	Richmond, VA	1982/1999	93,552	90.6%
Surrey Plaza	Hawkinsville, GA	1993	42,680	100%
The Shoppes at Eagle Harbor	Carrollton, VA	2009	23,303	100%
Twin City Crossing	Batesburg-Leesville, SC	1998/2002	47,680	100%
Walnut Hill Plaza	Petersburg, VA	1959/2006/2008	89,907	82.7%

Totals			470,350	94.3%

2013 Dividend Distribution History

Announce Date	Record Date	Pay Date	Amount	Frequency
4/16/2013	4/30/2013	5/31/2013	0.035	Monthly
3/15/2013	3/31/2013	4/30/2013	0.035	Monthly
2/19/2013	3/1/2013	3/31/2013	0.035	Monthly
1/16/2013	2/1/2013	2/28/2013	0.035	Monthly

Total Amount Paid to Shareholders:				$613,989

Acquisition Activity Subsequent to First Quarter 2013

Currently, the Company has entered into assignments of purchase and sale agreements with Wheeler Interest, LLC to assume the contracts of four third-party retail focused properties. Additionally, the Company has entered into purchase and sale agreements to acquire a third-party retailed focused property and an adjoining parcel of vacant land.

The Company has also entered into purchase contacts with five related-party sellers to acquire an additional three shopping centers, one strip center and one free-standing retail building.

Additional information regarding these properties will be available upon filing the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013 via the U.S. Securities and Exchange Commission website (www.sec.gov).

About Wheeler Real Estate Investment Trust, Inc.

Headquartered in Virginia Beach, VA, the Company specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler and its properties can be found at its corporate website: www.whlr.us.

Financial Information

Additional information about Wheeler, including a copy of Wheeler’s Quarterly Report on Form 10-Q which includes the Company’s consolidated financial statements and Management’s Discussion & Analysis, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

Wheeler Real Estate Investment Trust	Page 3
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Forward-Looking Statement

This press release contains forward-looking statements, including discussion and analysis of our financial condition, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to the Company’s shareholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this press release include:

•	the imposition of federal taxes if the Company fails to qualify as a REIT in any taxable year or opts to forego an opportunity to ensure REIT status;

•	uncertainties related to the national economy, the real estate industry in general and in our specific markets;

•	legislative or regulatory changes, including changes to laws governing REITs;

•	adverse economic or real estate developments in Virginia, Florida, Georgia, South Carolina, North Carolina or Oklahoma;

•	increases in interest rates and operating costs;

•	inability to obtain necessary outside financing;

•	litigation risks;

•	lease-up risks;

•	inability to obtain new tenants upon the expiration of existing leases;

•	inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and

•	the need to fund tenant improvements or other capital expenditures out of operating cash flow.

CONTACT:	-OR-	INVESTOR RELATIONS:
Wheeler Real Estate Investment Trust, Inc.		The Equity Group Inc.
Robin Hanisch		Adam Prior
Corporate Secretary		Senior Vice President
(757) 627-9088 / robin@whlr.us		(212) 836-9606 / aprior@equityny.com

Terry Downs
Associate
(212) 836-9615 / tdowns@equityny.com

Wheeler Real Estate Investment Trust	Page 4
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Wheeler Real Estate Investment Trust

Condensed Consolidated Statements of Income

(in thousands, except for share data)

	Three Months Ended March 31,
	2013	2012

REVENUE:
Rental revenues	$1,393,032	$396,732
Other revenues	224,884	133,111

Total Revenue	1,617,916	529,843

OPERATING EXPENSES:
Property operations	300,702	115,177
Depreciation and amortization	648,132	186,611
Provision for credit losses	15,000	—
Corporate general & administrative	583,792	170,302

Total Operating Expenses	1,547,626	472,090

Operating Income (Loss)	70,290	57,753

Interest expense	(549,628)	(197,904)

Net Loss	(479,338)	(140,151)

Less: Net loss attributable to noncontrolling interests	(45,656)	—

Net Loss Attributable to Wheeler REIT	$(433,682)	$(140,151)

Loss per share:
Basic and Diluted	$(0.13)

Weighted-average number of shares:
Basic and Diluted	3,301,502

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Wheeler Real Estate Investment Trust

Consolidated Balance Sheets

(in thousands, except for share data)

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS:
Investment properties, at cost	$46,748,018	$46,637,221
Less accumulated depreciation and amortization	3,612,525	3,291,556

	43,135,493	43,345,665

Cash and cash equivalents	1,053,480	2,053,192
Rents and other tenant receivables, net	815,658	761,114
Deferred costs and other assets	6,360,737	6,527,906

Total Assets	$51,365,368	$52,687,877

LIABILITIES:
Mortgages and other indebtedness	$31,821,342	$31,843,503
Below market lease intangible, net	3,523,869	3,673,019
Accounts payable, accrued expenses and other liabilities	808,792	938,896

Total Liabilities	36,154,003	36,455,418

Commitments and contingencies	—	—

EQUITY:
Convertible preferred stock (no par value, 500,000 shares authorized, no shares issued and outstanding, respectively)	—	—
Common stock ($0.01 par value, 15,000,000 shares authorized, 3,301,502 and 3,301,502 shares issued and outstanding, respectively)	33,015	33,015
Additional paid-in capital	14,097,453	14,097,453
Accumulated deficit	(6,418,537)	(5,443,099)

Total Shareholders’ Equity	7,711,931	8,687,369

Noncontrolling interests	7,499,434	7,545,090

Total Equity	15,211,365	16,232,460

Total Liabilities and Equity	$51,365,368	$52,687,877

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The following tables provide same store and new store financial information. Same store date includes the results for the three month period ended March 31, 2013 of the following entities that were part of the original REIT formation transaction:

•	The Shoppes at Eagle Harbor

•	Monarch Bank Building

•	Amscot Building

•	Riversedge North

•	Walnut Hill Plaza

New store financial information reflects the activity from the acquisition date to March 31, 2013

•	Lumber River Village (acquired November 16, 2012))

•	Perimeter Square (acquired November 16, 2012)

•	Shoppes at TJ Maxx (acquired November 16, 2012)

•	Harps at Harbor Point (acquired December 14, 2012)

•	Twin City Crossing (acquired December 18, 2012)

•	Surrey Plaza (acquired December 21, 2012)

Wheeler Real Estate Investment Trust

Funds From Operations

Three Months Ended March 31,

	Same Stores		New Stores		Totals		Period Over Period Changes
	2013	2012	2013	2012	2013	2012	$	%

Net income (loss)	$(385,751)	$(140,151)	$(93,587)	$—	$(479,338)	$(140,151)	$(339,187)	(242.02%)
Depreciation of real estate assets	124,648	186,611	523,484	—	648,132	186,611	461,521	247.32%

Total FFO	$(261,103)	$46,460	$429,897	$—	$168,794	$46,460	$122,334	263.31%

Funds From Operations (FFO)

Wheeler considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

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Wheeler Real Estate Investment Trust

Same Store and New Store Operating Income

	Three Months Ended March 31,
	Same Store		New Store		Total
	2013	2012	2013	2012	2013	2012

Property revenues	$497,772	$529,843	$1,120,144	$—	$1,617,916	$529,843
Property expenses	100,134	115,177	200,568	—	300,702	115,177

Property Net Operating Income	397,638	414,666	919,576	—	1,317,214	414,666

Depreciation and amortization	124,648	186,611	523,484	—	648,132	186,611
Provision for credit losses	—	—	15,000	—	15,000	—
Corporate general & administrative	498,453	170,302	85,339	—	583,792	170,302

Total Other Operating Expenses	623,101	356,913	623,823	—	1,246,924	356,913

Interest expense	160,288	197,904	389,340	—	549,628	197,904

Net Loss	$(385,751)	$(140,151)	$(93,587)	$—	$(479,338)	$(140,151)